UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

STERIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson’s Quay
Dublin 2, Ireland
(Address of Principal Executive Offices)

+353 1 232 2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares. $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	ST/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2024 Annual General Meeting of Shareholders (“Meeting”) of STERIS plc (the “Company”) held on August 1, 2024, shareholders voted on the matters specified below, with the final voting results as specified. According to the final report of the inspector of election, there were 98,853,221 Ordinary Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 92,479,253 Ordinary Shares or 93.55% of the outstanding Ordinary Shares of the Company on the record date, constituting a quorum.

1.	The shareholders elected the nominees named below to the board of directors of the Company (the “Board”), each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Dr. Esther M. Alegria	87,479,377	1,303,862	42,599	3,653,415
Richard C. Breeden	84,174,452	4,489,323	162,063	3,653,415
Daniel A. Carestio	87,226,475	1,551,224	48,139	3,653,415
Cynthia L. Feldmann	81,958,610	6,825,562	41,666	3,653,415
Christopher S. Holland	87,619,989	1,164,660	41,189	3,653,415
Dr. Jacqueline B. Kosecoff	84,159,181	4,626,670	39,987	3,653,415
Paul E. Martin	87,629,553	1,148,652	47,633	3,653,415
Dr. Nirav R. Shah	87,607,353	1,176,588	41,897	3,653,415
Dr. Mohsen M. Sohi	81,600,545	7,068,512	156,781	3,653,415
Dr. Richard M. Steeves	88,063,034	685,131	77,673	3,653,415

2.

The shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2025 by the following votes:

Votes for	82,980,785
Votes against	9,462,713
Abstentions	35,755

3.

The shareholders approved the proposal to appoint Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office until the conclusion of the Company’s next Annual General Meeting by the following votes:

Votes for	83,078,617
Votes against	9,364,485
Abstentions	36,151

4.

The shareholders approved the proposal to authorize the Board of the Company or the Audit Committee of the Board to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law by the following votes:

Votes for	91,001,119
Votes against	1,438,875
Abstentions	39,259

5.

The shareholders approved the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 12, 2024, by the following votes:

Votes for	82,283,019
Votes against	6,478,744
Abstentions	64,075
Broker non-votes	3,653,415

6.	The shareholders approved the proposal to the renewal of the Board’s authority to issue authorized but unissued shares under Irish law, by the following votes:

Votes for	91,164,220
Votes against	1,255,421
Abstentions	59,612

7.

The shareholders approved the proposal to approve the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law regarding the issuance of shares for cash, by the following votes:

Votes for	84,584,590
Votes against	7,683,370
Abstentions	211,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
J. Adam Zangerle
Senior Vice President, General Counsel and Company Secretary

Dated: August 1, 2024